EXHIBIT 99.1

ACQUISITION AND OPTION TERMINATION AGREEMENT

THIS ACQUISITION AND OPTION TERMINATION AGREEMENT (THIS “Agreement”) is entered into by and between LITHIA MOTORS, INC., an Oregon corporation (“Lithia”), and M. L. DICK HEIMANN, (“Heimann”).

RECITALS

WHEREAS, Heimann and Lithia are parties to an option agreement dated December 31. 2009 (the “Option”), wherein Heimann has the right to acquire the operating assets of the Nissan and Volkswagen dealerships of Lithia located in Medford, Oregon, with such Option continuing until December 31, 2012; and

WHEREAS, the Nissan dealership is owned by Lithia BNM, Inc. (a wholly owned subsidiary of Lithia), which also owns and operates a BMW dealership from a facility adjacent to the Nissan dealership; and the Volkswagen dealership is owned by Lithia HPI, Inc. (a wholly owned subsidiary of Lithia) (Lithia HPI, Inc. and Lithia BNM, Inc. are referred to as the “Dealership Subs”); and

WHEREAS, Lithia and Heimann desire to complete the proposed transaction contemplated by the Option on terms that are different from those originally set forth in the Option, including adding the BMW dealership to the acquisition; and

WHEREAS, Lithia and Heimann desire to terminate said Option and evidence the terms of the new agreement in definitive purchase and sale agreements as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.	Termination of Option. Upon execution of this Agreement, the Option shall terminate and the right of Heimann to acquire an ownership interest in the subject Nissan, BMW and Volkswagen dealerships owned by the Dealership Subs shall be governed by this Agreement and the documents referenced herein.
2.	Acquisition Structure. Heimann and Lithia acknowledge and understand that the respective manufacturers may require each vehicle line to be owned and operated by a separate legal entity. Accordingly, Lithia will cause the Dealership Subs to create three (3) separate limited liability companies to own and operate the Nissan, Volkswagen and BMW dealerships, with each dealership being owned by a separate limited liability company (each entity a “NewCo”). The Dealership Subs will contribute to a NewCo those assets, including all new vehicles, parts and accessories and applicable furniture, fixtures and equipment, necessary to operate each of the respective dealerships in exchange for all of the outstanding membership interests in such NewCo. Each NewCo will be organized as a wholly owned subsidiary of the respective Dealership Subs from which such NewCo received the assists. Heimann will acquire from each Dealership Sub 80% of the membership interests of each NewCo. Each NewCo will be organized prior to the closing date of the proposed transaction and the respective dealership assets contributed simultaneously with the closing date.

3.	Unit Purchase Agreements. Each Dealership Sub will enter into a Membership Purchase Agreement (“Purchase Agreement”) with Heimann, wherein Heimann will acquire 80% of the issued and outstanding membership interests in each NewCo (the “Units”). Lithia shall cause each Dealership Sub to enter into the respective Purchase Agreement. For purposes of determining the purchase price of the Units, the vehicles, parts and accessories, supplies, etc. will be valued using the methodology customarily employed by Lithia in such transactions with other parties. The FF&E used in each dealership will be valued at the depreciated book value as reflected on the applicable books and records of the company owning such assets. There will be no value placed on the good will for the Volkswagen and Nissan dealerships; and the goodwill for the BMW dealership will be valued at $1,200,000. The Purchase Agreement will contain representations and warranties customarily found in transactions of this type. Heimann and Lithia agree to negotiate in good faith to determine the definitive terms of the Purchase Agreements, incorporating the above financial terms and use their best efforts to negotiate and execute the same by December 15, 2011. The target closing date for the acquisitions will be March 1, 2012, subject to obtaining manufacturer approval by such date. If the closing date is extended to obtain manufacturer approval, the closing date will be the first day of the month, immediately following the month in which the approval of all three (3) dealership transfers is approved.
4.	Dealership Facility. The dealership facilities are leased by Lithia Real Estate, Inc., a wholly owned subsidiary of Lithia, which subleases the dealership facilities to the respective Dealership Sub (the “Subleases”). Upon closing of the transaction contemplated by the Purchase Agreements, the Subleases will be terminated and the leases covering the dealership facilities will be assigned to the respective NewCo, to the extent permissible. If the subject leases cannot be assigned without releasing Lithia, or Lithia Real Estate, Inc. from guarantying the obligations of NewCo under the lease, then LRE may elect to enter into new subleases with NewCo. In the case of the Nissan and BMW lease, the assignment to the respective NewCo will be for that portion of the leased premised used by the dealership owned and operated by such NewCo.
5.	Human Resource Administration. The employees at each Dealership Sub are provided to Dealership Sub through Lithia Motors Support Services, Inc. (“LMSS”) a wholly owned subsidiary of Lithia. To the extent commercially reasonable, Heimann and Lithia contemplate maintaining a similar relationship between LMSS and each Newco. Regardless of whether employees will be employed directly by each NewCo, or indirectly through LMSS, LMSS will continue to provide each NewCo with the same administrative services being provided to Dealership Sub. Heimann and Lithia will negotiate in good faith the specific services Heimann desires to continue with the understanding that such services may eventually be transferred over to NewCo to administer on its own. Lithia shall cause LMSS to enter into an agreement with NewCo reflecting the terms and conditions of providing said services.

6.	Dealership Operations. Heimann shall be responsible for overseeing and managing the day to day operations of the individual dealerships. Heimann will be the designated Dealer Principal responsible for communicating each manufacturer and will have the exclusive authority to appoint the General Manager of each dealership. Heimann shall be responsible for obtaining new financing arrangements for each NewCo, including without limitation, new and used flooring financing working capital line of credit, and other related financing arrangements, without reliance on any arrangements or guarantees from Lithia; and shall be responsible for obtaining and securing applicable insurance and other arrangements currently provided to the Dealership Subs by or through Lithia, that are necessary to operate the Company Business after the Closing Date and that will not continue to be provided by or through Lithia after Closing.
7.	Operating Agreement. Heimann shall be the designated manager of each NewCo. Heimann and Lithia will negotiate in good faith the terms of the operating agreements which shall include provisions addressing operational issues and limitations, capital calls, transfer limitations and restrictions on transfer of ownership interests, purchase and sale rights of each member, allocation and distribution of losses and profits.
8.	Entire Agreement. This Agreement, including any exhibits and schedules, contains and constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement, including the Option. Other than such agreement, there are no agreements, understandings, restrictions, warranties or representations between the parties relating to the subject matter hereof other than those set forth in this Agreement.
9.	Amendment. This Agreement may not be amended, modified, or terminated except by an instrument in writing signed by all parties to this Agreement.
10.	Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Heimann and Lithia acknowledge that this agreement is partially based on the personal experience and resources of Heimann, and therefore Heimann may not assign his rights, in whole or in part, in and to this Agreement to another person or entity other than his immediate family members, or an entity controlled by Heimann.
11.	Remedies. The parties hereto shall have the right to seek any remedy at law or in equity including specific performance.
12.	Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
13.	Governing Law. This Agreement shall be construed, enforced, and governed in accordance with the laws of the State of Oregon.
14.	Venue. The obligations of the parties to this Agreement are performable, and venue for any legal action arising out of this Agreement shall lie in Jackson County, Oregon.
15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed with a signature transmitted by facsimile or by e-mail in PDF or similar format, and no party shall deny the validity of a signature or this Agreement signed and transmitted by electronically or by facsimile on the basis that a signed document is represented by a copy or facsimile and not an original.

16.	No Strict Construction. The parties and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Executed effective this ___ day of December, 2011.

HEIMANN	LITHIA MOTORS, INC.

M. L. Dick Heimann	Bryan B. DeBoer, President